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                                                                   EXHIBIT 14



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors of ING Series Fund, Inc. and
The Board of Trustees of ING Funds Trust:


We consent to the use of our reports dated May 20, 2005 on the financial statements of the ING Government Fund (a series of ING Series Fund, Inc.) and the ING GNMA Income Fund (a series of ING Funds Trust) incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                         /s/ KPMG LLP


Boston, Massachusetts
July 29, 2005